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                                                                     EXHIBIT 7.3


                              TERMINATION AGREEMENT

         This Termination Agreement is made between Paul R. Holzhueter (herein "Holzhueter"), and Ralph I. Call, Director, President and controlling stockholder of Dyna Technology, Inc., and chairman of Shareholders' Protective Committee regarding Winland Electronics, Inc. ("Winland").

                                    RECITALS

         The parties declare:

         A. Holzhueter and Call entered into a Shareholders' Protective Committee Letter Agreement dated as of March 15, 2001 ( the "Letter Agreement") regarding Winland.

         B. The parties desire to terminate and cancel the Letter Agreement and to release each other from their respective obligations thereunder.

         In consideration of the mutual covenants contained herein, receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. The Letter Agreement is terminated effective as of the date of the latest Consent signator to this Termination Agreement, subject to the terms and conditions set forth below.

         2. Holzhueter and Call are released from their respective obligations to observe the terms and conditions of the Letter Agreement.

         3. Neither party has any claim for loss, damage, counsel fee or other liability against the other party, the same being hereby mutually waived and released.

         4. Holzhueter is free to accept election to the Board of Directors of Winland without any restriction, commitment or liability to Call, Dyna Technology, Inc., or the Shareholders' Protective Committee other than the usual fiduciary duty of a director to Winland and its shareholders (if and when Holzhueter becomes a director of Winland).

         5. Holzhueter is free to vote his shares in Winland in all matters as he sees fit, without any restriction, commitment or liability to Call, Dyna Technology, Inc., or the Shareholders' Protective Committee.

         6. The parties agree to cooperate with each other to effect necessary amendments to and filing of Form 3 and Schedule 13D with the United States Securities and Exchange Commission.

         7. All of the terms and conditions of this Termination Agreement shall be binding on and inure to the benefit of the parties, and their respective heirs, legatees, devisees, legal representatives, successors and assigns of the parties.

         8. This Termination Agreement shall be governed by the laws of the State of Minnesota.

         9. This Termination Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which shall constitute one and the same document. For purposes of the Consent, a fax signature shall be deemed an original signature.



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         In witness, each party to this Termination Agreement has caused it to be executed at Mankato, Minnesota, effective as of the date hereinabove stated.


Date:  9/4, 2001                       /s/ Paul R. Holzhueter
     ------------------------          -----------------------------------------
                                       Paul R. Holzhueter


Date:  9/8, 2001                       /s/ Ralph I. Call
     ------------------------          -----------------------------------------
                                       Ralph I. Call, individually, and as
                                       Director, President and controlling
                                       stockholder of Dyna Technology, Inc.,
                                       and as Chairman of Shareholders'
                                       Protective Committee for Winland
                                       Electronics, Inc.


                                     CONSENT


         Each of the undersigned hereby consents to the terms and conditions of the foregoing Termination Agreement and execution and delivery thereof by the parties thereto.


Date:  Sept. 6, 2001                   /s/ James J. Kamp
     ------------------------          -----------------------------------------
                                       James J. Kamp


Date:  9/9, 2001                       /s/ T.H. Davis
     ------------------------          -----------------------------------------
                                       Thompson H. Davis


Date:  9-10, 2001                      /s/ Robert L. Ring
     ------------------------          -----------------------------------------
                                       Robert L. Ring


Date:  September 7, 2001               /s/ Gerry Brown
     ------------------------          -----------------------------------------
                                       Gerald E. Brown


Date:  9/6, 2001                       /s/ Steven A. Fraley
     ------------------------          -----------------------------------------
                                       Steven A. Fraley




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